Exhibit 99.1
Aspect Software Sets Date for Q2 2014 Earnings Conference Call
Date: 8/12/2014, Phoenix, Arizona
Aspect Software will conduct a conference call with analysts to discuss its second quarter of 2014 results and business update on August 15th at 11:00 a.m. Eastern time.
To listen to the conference call, please visit this link http://www.media-server.com/m/p/fkm5q99f or call (888) 734-0328 Conference ID: 87657455
Playback of the conference call will be available on www.aspect.com.
About Aspect
Aspect’s fully-integrated solution unifies the three most important facets of modern contact center management: customer interaction management, workforce optimization, and back-office. We help the world’s most demanding contact centers seamlessly align their people, processes and touch points to deliver remarkable customer experiences. For more information, visit www.aspect.com.
Follow Aspect on Twitter at @AspectSoftware. Read our blogs at http://blogs.aspect.com.
Aspect, the Aspect logo, are either trademarks or registered trademarks of Aspect Software, Inc., in the United States and/or other countries.
For more information, please contact:
Tim Dreyer
Aspect
Tel: 630 227 8312
tim.dreyer@aspect.com

Sherri Moyen
Aspect
Tel: 978 250 7520
sherri.moyen@aspect.com